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                                                                  EXHIBIT 23


                       [KPMG PEAT MARVICK LLP LETTERHEAD]

The Shareholders and Board of Directors
Bitwise Designs, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-3 of Bitwise Designs, Inc. of our report dated August 25, 1995, relating to the consolidated balance sheets of Bitwise Desgins, Inc. as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the June 30, 1995 Annual Report on Form 10-KSB of Bitwise Designs, Inc.

                                              s/ KPMG Peat Marwick LLP


Albany, New York
June 7, 1996